Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION

OF

OSHKOSH B'GOSH, INC.

a Delaware corporation

The undersigned officer of Oshkosh B'Gosh, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, which was incorporated upon filing of its Certificate of Incorporation with the Delaware Secretary of State on March 1, 1929 under the name OSHKOSH OVERALL COMPANY, hereby certifies as follows:

1. Pursuant to action taken by the Board of Directors of the Corporation, resolutions were duly adopted pursuant to Section 245 of the Delaware General Corporation Law approving the restatement of the current Restated Certificate of Incorporation of Oshkosh B'Gosh, Inc., as amended. The restatement only restates and integrates and does not further amend the provisions of the Corporation's current Restated Certificate of Incorporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of the Corporation's Restated Certificate of Incorporation as restated hereby, which are as follows:

FIRST: The name of the Corporation is OSHKOSH B'GOSH, INC.

SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, and County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: A. STOCK. The total number of shares of stock which the Corporation shall have the authority to issue is Thirty-Five Million Four Hundred Twenty-Five Thousand (35,425,000) Shares itemized by classes as follows:

1. Thirty-four Million Four Hundred Twenty-Five Thousand (34,425,000) Shares of Common Stock, one cent ($.01) par value, divided into the following classes: (a) Thirty Million (30,000,000) Shares of Class A Common Stock (the "Class A Common Stock"); and (b) Four Million Four Hundred Twenty-Five Thousand (4,425,000) Shares of Class B Common Stock (the "Class B Common Stock") (The Class A Common Stock and the Class B Common Stock are hereinafter collectively referred to as the "Common Stock").

2. One Million (1,000,000) Shares of Preferred Stock, one cent ($.01) par value (the "Preferred Stock").

B. THE COMMON STOCK

1. Whenever any Dividend shall be paid by the Corporation on the Common Stock, such Dividend shall be paid so that the Dividend per share on the Class A Common Stock shall equal one hundred fifteen percent (115%) of the Dividend per share on the Class B Common Stock. As used herein, the term "Dividend" shall mean any dividend paid by the Corporation in cash or other assets except to the extent a dividend is payable in shares of any class of the capital stock of this Corporation or options, warrants or rights to acquire, or securities convertible into or exercisable for, such shares (a "Stock Dividend"). In calculating the amount of any Dividend payable on the Class A Common Stock, such Dividend shall be rounded to the closest one quarter of one cent ($.0025). No Stock Dividends or other distributions shall be declared or paid by the Corporation on the Common Stock in shares of Common Stock or options, warrants or rights to acquire, or securities convertible into or exchangeable for, shares of Common Stock, except Stock Dividends or other distributions payable to all of the holders of Common Stock ratably according to the number of shares of Common Stock held by them, in shares of Class A Common Stock (or options, warrants or rights to acquire, or securities convertible into or exchangeable for, shares of Class A Common Stock) to holders of that class of stock and shares of Class B Common Stock (or options, warrants or rights to acquire, or securities convertible into or exchangeable for, shares of Class B Common Stock) to holders of that class of stock. If any Stock Dividends or other distributions shall be declared or paid by the Corporation on the Common Stock in any securities other than shares of Common Stock or options, warrants or rights to acquire, or securities convertible into or exchangeable for, shares of Common Stock, such Stock Dividends or other distributions shall be payable to all holders of Common Stock ratably according to the number of shares of Common Stock held by them, without any distinction between holders of Class A Common Stock and holders of Class B Common Stock.

2. The holders of Class A Common Stock shall not be entitled to any vote on any matters except: (a) as may be required by law; and (b) that the Class A Common Stock shall have one vote for each share for the election and removal of the Class A Directors voting as a separate class. The "Class A Directors" shall be that number of Directors which constitutes twenty five percent (25%) of the authorized number of members of the Board of Directors, including, for all purposes, the Class A Directors and any Directors which are entitled to be elected by the holders of any Preferred Stock. If twenty five percent (25%) of the authorized number of Directors is not a whole number, then the number of Class A Directors shall be rounded to the closest whole number of Directors, but not less than one (1). In determining the closest whole number, any number which includes a fraction equal to .5 shall be deemed to be the next highest whole number.

3. The holders of Class B Common Stock shall be entitled to one vote for each share of Class B Common Stock on all matters except the election of Class A Directors.

4. In case of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Class A Common Stock shall be entitled to receive out of the assets of the Corporation in money or money's worth the sum of Seven and 50/100 Dollars ($7.50) per share, (the "First Common Payment"), subject to adjustment in the event of any subdivisions, combinations, stock splits or stock dividends involving shares of the Class A Common Stock, before any of such assets shall be paid or distributed to holders of Class B Common Stock, and if the assets of the Corporation shall be insufficient to pay the holders of all of the Class A Common Stock then outstanding the entire First Common Payment, the holders of each outstanding share of the Class A Common Stock shall share ratably in such assets in proportion to the amounts which would be payable with respect to Class A Common Stock if the First Common Payment was paid in full.

5. After payment in full of the First Common Payment, the holders of Class B Common Stock shall be entitled to receive out of the remaining assets of the Corporation in money or money's worth the sum of Seven and 50/100 Dollars ($7.50) per share (the "Second Common Payment"), subject to adjustment in the event of any subdivisions, combinations, stock splits or stock dividends involving shares of the Class B Common Stock, before any of such remaining assets shall be paid or distributed to holders of the Class A Common Stock, and if the remaining assets of the Corporation shall be insufficient to pay the holders of all of the Class B Common Stock then outstanding the entire Second Common Payment, the holders of each outstanding share of the Class B Common Stock shall share ratably in such assets in proportion to the amounts which would be payable with respect to Class B Common Stock if the Second Common Payment was paid in full.

6. After payment in full of the First Common Payment and the Second Common Payment, any further payments on the liquidation, dissolution or winding up of the business of the Corporation shall be on an equal basis as to all of the shares of Common Stock then outstanding.

7. Except as to the matters expressly set forth above, the Class A Common Stock and the Class B Common Stock shall be identical in all respects.

8. Conversion.

(a) Each holder of shares of Class B Common Stock shall have the right, exercisable at any time, and from time to time, at the holder's option, to convert each share of Class B Common Stock so held into one (l) fully paid and nonassessable share of Class A Common Stock. This right shall be exercised by the surrender of the certificate(s) representing the share(s) of Class B Common Stock to be converted to the agent then maintained by the Corporation for the registration or transfer of shares of Class B Common Stock (the "Conversion Agent") (or, if no Conversion Agent has been appointed or is then acting, to the principal executive offices of the Corporation (to the attention of the Secretary of the Corporation)), at any time during normal business hours, accompanied by written notice of such holder's election to convert and (if so required by the Corporation or the Conversion Agent) by instruments of transfer, in form satisfactory to the Corporation and the Conversion Agent, duly executed by the holder or by his duly authorized attorney, and by transfer tax stamps or funds therefor if required pursuant to paragraph (e) of this subsection 8.

(b) As promptly as practicable after the surrender for conversion of a certificate(s) representing shares of Class B Common Stock in the manner provided in paragraph (a) of this subsection 8, and the payment in cash of any amount required by the provisions of paragraphs (a) and (e) of this subsection 8, the Corporation shall deliver or cause to be delivered, at the office of the Conversion Agent (or, if no Conversion Agent has been appointed or is acting, at its principal executive offices) to the holder of the surrendered certificate(s) (or upon the written order of the holder), a new certificate or certificates representing the number of shares of Class A Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Except as otherwise provided herein, a conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Class B Common Stock. All rights of the holder of the surrendered shares, as a holder of such shares, shall cease at the time the conversion is deemed to occur, and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock at the time the conversion is deemed to occur. If a surrender occurs on a date when the stock transfer books of the Corporation are closed, the conversion shall not be deemed to have occurred until immediately prior to the close of business on the next succeeding day on which such stock transfer books are open.

(c) No adjustments in respect of dividends, voting rights or liquidation preferences of the Class A Common Stock or the Class B Common Stock shall be made upon the conversion of any shares of the Class B Common Stock into shares of Class A Common Stock; provided, however, that if a share of Class B Common Stock shall be converted subsequent to the record date for the payment of a dividend or other distribution on shares of Common Stock but prior to such payment, the registered holder of such share of Class B Common Stock at the close of business on such record date shall be entitled, notwithstanding the conversion, to receive the dividend or other distribution payable with respect to such share of Class B Common Stock on the date set for payment of such dividend or other distribution (and the person or persons in whose name or names the certificate or certificates representing the share of Class A Common Stock are to be issued in connection with such conversion shall not be entitled to any dividend or other distribution payable with respect to the share of Class A Common Stock received in such conversion).

(d) The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issuance upon the conversion of outstanding shares of Class B Common Stock into shares of Class A Common Stock, such number of shares of Class A Common Stock as shall be issuable upon the conversion of all outstanding shares of Class B Common Stock; provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the shares of Class B Common Stock by delivery of purchased shares of Class A Common Stock or by delivery of shares of Class A Common Stock which are held in the treasury of the Corporation. The Corporation covenants that all shares of Class A Common Stock which shall be issued upon conversion of the shares of the Class B Common Stock, will, upon issue, be fully paid and nonassessable and not subject to any preemptive rights, except as otherwise required by applicable law.

(e) The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or similar tax in respect of such issuance. Notwithstanding the foregoing, however, if any such certificate for shares of Class A Common Stock is to be issued in a name other than that of the holder of the shares of Class B Common Stock to be converted therefor, such holder shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in the issuance of the shares of Class A Common Stock or shall establish to the satisfaction of the Corporation that such tax has been paid.

(f) Notwithstanding any other provision in this Article FOURTH, when the number of outstanding shares of Class B Common Stock falls below two percent (2%) of the aggregate number of shares of Class A Common Stock and Class B Common Stock then outstanding, (i) all of the outstanding shares of Class A Common Stock and Class B Common Stock shall be deemed, without further act on anyone's part, to be immediately and automatically converted into an equal number of shares of Common Stock, with all shares of such Common Stock having equal rights as to dividends, voting rights and liquidation, (ii) stock certificates formerly representing outstanding shares of Class A Common Stock and Class B Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of Common Stock, and (iii) subsections 1, 2, 3, 4, 5, 6, 7 and 8(a), (b), (c), (d) and (e) of this Section B of Article FOURTH of this Restated Certificate of Incorporation shall be void and of no effect.

9. The rights of the Common Stock under this Section B of this Article Fourth of this Restated Certificate of Incorporation are subject to the provisions below concerning the Preferred Stock.

C. THE PREFERRED STOCK

The Preferred Stock may be issued in series, and authority is vested in the Board of Directors, from time to time, to establish and designate series and to fix the variations in the powers, preferences, rights, qualifications, limitations or restrictions of any series of the Preferred Stock, but only with respect to:

1. the dividend rate or rates and the preferences, if any, over any other class or series (or of any other class or series over such class or series) with respect to dividends, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

2. the price and terms and conditions on which shares may be redeemed;

3. the amount payable upon shares in the event of voluntary or involuntary liquidation;

4. sinking fund provisions for the redemption or purchase of shares;

5. the terms and conditions on which shares may be converted into shares of any other class or series of the same or any other class of stock of the Corporation, if the shares of any series are issued with the privilege of conversion; and

6. voting rights, if any

Except as to the matters expressly set forth above, all series of the Preferred Stock shall have the same preferences, limitations and relative rights and shall rank equally, share ratably and be identical in all respects as to all matters. All shares of any one series of the Preferred Stock shall be alike in every particular.

D. GENERAL

The number of authorized shares of any class of the capital stock of the Corporation may be increased or decreased (but not below the number of shares of such class then outstanding) by the affirmative vote of the holders of a majority of the outstanding Class B Common Stock.

FIFTH: The Corporation is to have perpetual existence.

SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the Corporation.

SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. Elections of Directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

EIGHTH: The holders of any stock of the Corporation, or the holders of any class or series of class thereof, shall have no preemptive rights.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TENTH: Any merger or consolidation of the Corporation with or into any other corporation; or any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to or with any other corporation, person or entity, shall require the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Class B Common Stock and at least two-thirds of the outstanding shares of any other class of the capital stock of the Corporation issued and outstanding and entitled to vote thereon.

This Article TENTH may not be amended or rescinded except by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Class B Common Stock and at least two-thirds of the outstanding shares of any other class of the capital stock of the Corporation issued and outstanding and entitled to vote thereon, at any regular or special meeting of the stockholders if notice of the proposed alteration or amendment be contained in the notice of the meeting.

ELEVENTH: No director of this corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

2. Said restatement was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed this 3rd day of May, 2002.

/S/ STEVEN R. DUBACK

Steven R. Duback, Secretary